EXHIBIT A


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NAME OF FUND
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Target Managed VIP Portfolio
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The Dow Dart 10 Portfolio
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The Dow Target Dividend Portfolio
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Global Dividend Target 15 Portfolio
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S&P Target 24 Portfolio
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Nasdaq Target 15 Portfolio
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Value Line Target 25 Portfolio
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First Trust 10 Uncommon Values Portfolio
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Amended:  March 16, 2007